EXHIBIT 99.1
July 26, 2011

EAGLE ROCK ANNOUNCES 25% INCREASE IN SECOND-QUARTER 2011 CASH DISTRIBUTION AND DATE OF SECOND QUARTER EARNINGS RELEASE

HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (“Eagle Rock” or the “Partnership”) today declared a cash distribution of $0.1875 per common unit for the quarter ended June 30, 2011, or $0.75 per unit on an annualized basis.  This distribution represents a 25% increase from the $0.15 per unit paid for the first quarter 2011.  The distribution will be paid on Friday, August 12, 2011 to all common unitholders of record as of the close of business on Friday, August 5, 2011.

"We are pleased to announce a meaningful increase in our distribution to an annualized rate of $0.75 per unit, which is consistent with our prior guidance," said Joseph A. Mills, Chairman and Chief Executive Officer. "As previously stated, we anticipate recommending to the Board of Directors further increases in the distribution in 2011 and 2012, with the expectation and objective of reaching an annualized distribution rate of $1.00 per unit by the end of 2012.”

Management’s distribution recommendation is subject to change should factors affecting the general business climate, the Partnership’s specific operations or applicable regulatory mandates differ from current expectations.  All actual distributions paid will be determined and declared at the discretion of the Eagle Rock Board of Directors.

Second Quarter 2011 Earnings Release Date and Conference Call Information

The Partnership also announced today it will report second-quarter 2011 financial and operating results after market close on Wednesday, August 3, 2011.  The second-quarter 2011 earnings conference call will be held at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, August 4, 2011.

Interested parties may listen to the earnings conference call live over the Internet or via telephone. To listen live over the Internet, participants are advised to log on to the Partnership's web site at www.eaglerockenergy.com.  To participate by telephone, the call in number is 888-679-8037, confirmation code 39520882.  Participants are advised to dial into the call at least 15 minutes prior to the call to register. Participants may pre-register for the call by using the following link:  https://www.theconferencingservice.com/prereg/key.process?key=PMECJ44UV.  Interested parties can also view important information about the Partnership’s conference call by following this link.  Pre-registering is not mandatory but is recommended as it will provide you immediate entry to the call and will facilitate the timely start of the call.  Pre-registration only takes a few moments and you may pre-register at any time, including up to and after the start of the call.  An audio replay of the conference call will also be available for thirty days by dialing 888-286-8010, confirmation code 51527640.  In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.

About the Partnership

The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; and b) upstream, which includes acquiring, exploiting, developing, and producing hydrocarbons in oil and natural gas properties. Its corporate office is located in Houston, Texas.

Contacts:

Eagle Rock Energy Partners, L.P.

Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Director, Corporate Finance and Investor Relations

This news release may include “forward-looking statements.”  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include risks related to volatility of commodity prices; market demand for natural gas and natural gas liquids; the effectiveness of the Partnership’s hedging activities; the Partnership’s ability to retain key customers; the Partnership’s ability to continue to obtain new sources of natural gas supply; the availability of local, intrastate and interstate transportation systems and other facilities to transport natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership’s ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date.  For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2010 and the Partnership's Forms 10-Q filed with the SEC for subsequent quarters, as well as any other public filings and press releases.

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